   As filed with the Securities and Exchange Commission on September 4, 2002

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                            QUAKER FABRIC CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                     04-1933106
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

                               941 Grinnell Street
                         Fall River, Massachusetts 02721
               (Address of principal executive offices) (Zip code)

                Quaker Fabric Corporation 1997 Stock Option Plan
                            (Full title of the plan)

                                Cynthia L. Gordan
                  Vice President, Secretary and General Counsel

                               941 Grinnell Street
                         Fall River, Massachusetts 02721
                                 (508) 678-1951
                      (Name, address and telephone number,
                   including area code, of agent for service)

                               -------------------

                                   Copies to:
                                Allan R. Williams
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                         Proposed maximum    Proposed maximum
                                         Amount to be      offering price    aggregate offering          Amount of
Title of securities to be registered     registered(1)       per share(2)         price(2)          registration fee(3)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value           750,000 shares          $8.16            $6,120,000                $563.04
-----------------------------------------------------------------------------------------------------------------------

(1) Represents additional shares of common stock, par value $0.01 per share ("Common Stock"), of Quaker Fabric Corporation (the "Registrant") which may be issued upon exercise of options granted and to be granted under the Registrant's 1997 Stock Option Plan (the "Plan"), as amended pursuant to amendments to the Plan adopted at the Registrant's 2000 and 2002 Annual Meeting of Stockholders. There is an effective registration statement (Registration No. 333-35983) relating to the issuance under the Plan of 750,000 shares of Common Stock after giving effect to a three-for-two stock dividend on the Common Stock paid to shareholders on June 29, 1998. Pursuant to Rule 416 under the Act, there are also being registered such additional indeterminate number of shares of Common Stock as may be required to cover possible adjustments under the Plan. There is also an effective registration statement (Registration No. 333-41974) relating to the issuance under the Plan of an additional 750,000 shares of Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The maximum offering price per share is based upon the average of the high and low sales prices of the Common Stock, as reported on The Nasdaq Stock Market on August 30, 2002.

(3) In connection with the filing of the registration statement (Registration No. 333-35983) relating to the issuance under the Plan of 750,000 shares of Common Stock after giving effect to a three-for-two stock dividend on the Common Stock, the Company paid a registration fee of $3,476 and with the filing of the registration statement (Registration No. 333-41974) relating to the issuance under the Plan of an additional 750,000 shares of Common Stock, the Company paid a registration fee of $995.63.

                                EXPLANATORY NOTE

         The contents of each Registration Statement on Form S-8 of Quaker Fabric Corporation filed with the Securities and Exchange Commission on September 19, 1997 (Commission File No. 333-35983) and on July 21, 2000 (Commission File No. 333-41974), relating, respectively, to the registration of 750,000 shares of Common Stock (after giving effect to a three-for-two stock dividend on the Common Stock paid to shareholders on June 29, 1998), and to the registration of an additional 750,000 shares of Common Stock authorized for issuance under the Plan is incorporated by reference in its entirety herein in accordance with General Instruction E to Form S-8. This Registration Statement provides for the registration of an additional 750,000 shares of Common Stock authorized for issuance under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.      Exhibits.
------       ---------
  4          Amendments to Quaker Fabric Corporation 1997 Stock Option Plan
             (incorporated by reference to Appendix B of the Quaker Fabric
             Corporation's Proxy Statement for the 2002 Annual Meeting).

  5          Opinion of Proskauer Rose LLP.

 23.1        Notice Regarding Consent of Arthur Andersen LLP.

 23.2        Consent of Proskauer Rose LLP (included in Exhibit 5).

 24          Power of Attorney (see signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fall River, State of Massachusetts, on August 30, 2002.

                                           QUAKER FABRIC CORPORATION

                                           By: /s/ Larry A. Liebenow
                                               ---------------------------------
                                           Larry A. Liebenow
                                           President and Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Larry A. Liebenow as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of shares of Common Stock of Quaker Fabric Corporation under the 1997 Stock Option Plan of Quaker Fabric Corporation and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signatures              Title                                                 Date
      ----------              -----                                                 ----
/s/ Sangwoo Ahn               Chairman of the Board of                        August 30, 2002
-------------------------     Directors
Sangwoo Ahn

/s/ Larry A. Liebenow         President, Chief Executive Officer              August 30, 2002
-------------------------     and Director (principal executive officer)
Larry A. Liebenow

/s/ Paul J. Kelly             Vice President-Finance, Chief                   August 30 , 2002
-------------------------     Financial Officer and Treasurer
Paul J. Kelly                  (principal financial and accounting officer)

/s/ Jerry I. Porras           Director                                        August 30, 2002
-------------------------
Jerry I. Porras

/s/ Eriberto R. Scocimara     Director                                        August 30, 2002
--------------------------
Eriberto R. Scocimara




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